EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated July 28, 2003, accompanying the consolidated financial statements and schedule included in the Annual Report of SonomaWest Holdings, Inc. and Subsidiary on Form 10-K for the year ended June 30, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of SonomaWest Holdings, Inc. on Forms S-8 (File No. 033-70870, effective 10/27/93, File No. 333-84295, effective 8/2/99, and File
No. 333-101755, effective 12/10/02).



GRANT THORNTON LLP

San Francisco, California
September 8, 2003